                                                                       EXHIBIT 5






                                          December 15, 1999

IDB Holding Corporation Ltd.
The Tower
3 Daniel Frisch Street
Tel Aviv, Israel 64731

Gentlemen:

            Pursuant to rule 13d-1(k) (1) (iii) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that IDB Holding Corporation Ltd. ("IDB Holding") may file as necessary on behalf of the undersigned with the Securities and Exchange Commission a Schedule 13D or a
Schedule 13G and any amendments thereto in respect of shares of the companies listed on Exhibit A hereto purchased, owned or sold from time to time by the undersigned.

            IDB Holding is hereby authorized to file a copy of this letter as an exhibit to any of said Schedule 13Ds or Schedule 13Gs or any amendments thereto.

                                          Very truly yours,


                                          /s/ Oudi Recanati
                                          --------------------------------------
                                          Oudi Recanati


Agreed:

IDB Holding Corporation Ltd.

By:  /s/ James I. Edelson
     ------------------------------------
     James I. Edelson
     U.S. Resident Corporate Secretary



                                                             Page 24 of 27 pages

                                                                       Exhibit A




            American Israeli Paper Mills Ltd.

            BVR Systems (1998) Ltd.

            BVR Technologies Ltd.

            Carmel Container Systems Limited

            ECI Telecom Ltd.

            Fundtech Ltd.

            Nexus Telocation Systems Ltd.

            Orckit Communications Ltd.

            Pharmaceutical Resources, Inc.







                                                             Page 25 of 27 pages